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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Plan of MagneTek, Inc. of our report dated August 20, 1999, with respect to the consolidated financial statements and schedule of MagneTek, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.



                                                    ERNST & YOUNG LLP

Nashville, Tennessee
November 4, 1999